                                                            Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



  The Board of Directors
  CompuCom Systems, Inc.:


      We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-
  63307, No. 33-63309, No. 33-76832 and No. 33-85268) on Form S-8 and the
  Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-
  78746, No. 33-78756 and No. 333-12609) on Form S-3 of CompuCom Systems, Inc. of our report dated January 29, 1997, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of CompuCom Systems, Inc.



                                                        KPMG PEAT MARWICK LLP






  Dallas, Texas
  March 28, 1997